 Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 30, 2007, in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-140579) and related Prospectus of Allegiant Travel Company for the registration of 1,750,000 shares of its common stock.

/s/ Ernst & Young, LLP

Las Vegas, Nevada

June 22, 2007